Exhibit 99.1

TRANSACT TECHNOLOGIES REPORTS FOURTH QUARTER 2008 RESULTS

Reports Fourth Quarter Revenue Growth of 23%, Year-over-Year Revenue Growth of 28%

HAMDEN, CT – March 10, 2009 – TransAct Technologies Incorporated (NASDAQ: TACT), a global leader in market-specific printers for transaction-based industries, today announced financial results for the three months and full year ended December 31, 2008. Summary results for these periods are as follows:

	Three months ended December 31,			Year ended December 31,
(in $000s, except EPS)	2008	2007	% change	2008	2007	% change
Net sales	$14,277	$11,614	22.9%	$62,207	$48,766	27.6%

As reported (GAAP):
Operating income (loss)	$608	$(2,008)	NM	$1,861	$(3,755)	NM
Net income (loss)	$636	$(1,319)	NM	$1,444	$(2,274)	NM
Diluted earnings (loss) per share	$0.07	$(0.14)	NM	$0.15	$(0.24)	NM

Adjusted (non-GAAP) (1):
Operating income (loss)	$608	$(249)	NM	$4,890	$(121)	NM
Net income (loss)	$636	$(102)	NM	$3,398	$92	NM
Diluted earnings (loss) per share	$0.07	$(0.01)	NM	$0.36	$0.01	NM

(1)	Adjusted non-GAAP measures exclude $1,192,000 of legal fees related to the settled lawsuit with FutureLogic, Inc. (the “FL Legal Fees”), an incremental inventory reserve charge of $528,000 specifically related to certain obsolete electronic components and discontinued printer products, and a severance charge of $39,000 in the fourth quarter 2007. Adjusted non-GAAP measures exclude $3,029,000 of FL Legal Fees in the full year ended December 31, 2008, and $2,907,000 of FL Legal Fees, an incremental inventory reserve charge of $528,000 specifically related to certain obsolete electronic components and discontinued printer products, a severance charge of $187,000 and $12,000 of restructuring expenses in 2007.

“We are very pleased with our fourth quarter 2008 results, which are especially gratifying considering the extremely difficult global economic environment,” said Bart C. Shuldman, Chairman, President and Chief Executive Officer of TransAct Technologies. “Overall, we saw 23% year-over-year growth in revenue during the quarter, and a significant improvement in earnings to $0.07 per diluted share.”

Mr. Shuldman continued, “We continued to see the positive results in our fourth quarter as our TransAct Services Group saw a 27% increase in revenue aided by our partnership with NCR. In addition, we experienced solid growth in shipments from our new business with McDonald’s, and our international casino and gaming revenue grew 16% on a year-over-year basis due to continued growth of off-premise gaming sales and we continued to gain market share with our domestic casino customers. While we expect rough times ahead given the nearly unprecedented economic conditions, we remain focused on building on the success we had in 2008 by launching at least three new products in 2009 and controlling our expenses given the current operating environment.”

Fourth Quarter and Subsequent Highlights

•	October 2 – TransAct Technologies, with its Epic 950® printer, selected as exclusive printer provider by Indiana casinos

•	November 5 – TransAct Technologies, with its Epic 950® printer, selected as exclusive printer provider for the new Snoqualmie Casino in Snoqualmie, Washington

•

January 7, 2009 – TransAct Technologies selected by McDonald’s to provide its new Ithaca® 8040 thermal printer to approximately 11,000 of its United States locations for its new coffee and beverage initiative

•	January 21, 2009 – TransAct Technologies launches new Epic 880™ printer at International Gaming Expo in London

•	February 17, 2009 – TransAct Technologies receives $4.9 million order for BANKjet® 1500 printers from one of the largest banks in the United States

Fourth Quarter 2008 Results

Revenue for the fourth quarter of 2008 was $14.3 million, an increase of 23% compared to $11.6 million in the prior-year period. The Company recorded GAAP net income in the fourth quarter of 2008 of approximately $0.6 million, or $0.07 per diluted share, compared to a net loss of approximately $1.3 million, or $0.14 per share, in the prior-year period. The GAAP results for the fourth quarter of 2007 included approximately $1.2 million of legal fees related to the litigation with FutureLogic, Inc. that we settled in May 2008, an incremental inventory charge of $0.5 million specifically related to certain obsolete electronic components and discontinued printer products, and a severance charge of $0.04 million. Excluding these items, adjusted net loss in the fourth quarter of 2007 was approximately $0.1 million, or $0.01 per share. For further information regarding the presentation of adjusted non-GAAP financial measures, please refer to the “Financial Presentation” paragraph below.

Full Year 2008 Results

Revenue for the full year ended December 31, 2008 was $62.2 million, an increase of 28% compared to $48.8 million in the prior year. The Company recorded GAAP net income of approximately $1.4 million, or $0.15 per diluted share, for the full year ended December 31, 2008, compared to a GAAP net loss of approximately $2.3 million, or $0.24 per share, for the prior year. The GAAP results for the full year ended December 31, 2008 and 2007 include approximately $3.0 million and $2.9 million, respectively, of legal fees related to the litigation with FutureLogic, Inc. that we settled in May 2008, as well as an incremental inventory charge of $0.5 million specifically related to certain obsolete electronic components and discontinued printer products and a severance charge of $0.2 million, both for the full year ended December 31, 2007. Excluding these items, adjusted net income for the full year ended December 31, 2008 was approximately $3.4 million, or $0.36 per diluted share, compared to adjusted net income of approximately $0.1 million, or $0.01 per diluted share, for the prior year. For further information regarding the presentation of adjusted non-GAAP financial measures, please refer to the “Financial Presentation” paragraph below.

Liquidity and Capital Resources

As of December 31, 2008, TransAct had approximately $2.0 million in cash and cash equivalents, and no debt obligations outstanding under the Company’s $20 million revolving credit facility. During the fourth quarter of 2008, the Company repurchased 130,100 common shares at a cost of $543,000 (average price per share of $4.17) under its stock repurchase program. As of December 31, 2008, the Company had repurchased a total of 1,164,100 shares for approximately $8.5 million under its current authorization. TransAct’s $15 million repurchase program allows the Company to repurchase up to $6.5 million in additional shares through March 2010.

2009 Outlook

In the past, TransAct has had a practice of not giving guidance; however, given the unprecedented worldwide recession, the Company believes it is important to give some broad parameters of how it expects to perform in 2009. The Company expects results in the first quarter of 2009 to be the lowest for the year – near breakeven for the quarter due to the recession and timing of certain customer orders.

Beyond the first quarter of 2009, the Company expects improved results, compared to the first quarter of 2009, due to the current backlog of orders and forecasts of order flow provided by some of the Company’s customers. In addition, the Company expects its free cash flow (cash provided by operations less capital expenditures) for 2009 to exceed $3 million, adding to its current cash position of $2 million as of December 31, 2008.

Mr. Shuldman concluded, “In these difficult times, we will continue to prudently and conservatively manage our balance sheet, while reducing expenses appropriately. Over the last two years we have taken great strides to become a leader in each of the markets we serve. Although we cannot predict when the global recession will end, we believe we will be well situated for growth when the market turns around.”

Financial Presentation

The Company has provided adjusted non-GAAP financial measures because the Company believes that these amounts are helpful to investors and others to more accurately assess the ongoing nature of TransAct’s core operations. The adjusted non-GAAP measures exclude the effect in the three months ended December 31, 2007 and full year ended December 31, 2008 and 2007 of legal fees related to the settled lawsuit with FutureLogic, Inc. The adjusted non-GAAP measures also exclude the effect in the three months and full year ended December 31, 2007 of severance charges associated with the termination of certain employees and an incremental inventory reserve charge related to certain obsolete electronic components and discontinued printer products. In addition, the adjusted non-GAAP measures exclude the effect in the full year ended December 31, 2007 of restructuring expenses related to the closing of the Company’s Wallingford, CT facility. These items have been excluded from adjusted non-GAAP financial measures, as management does not believe that they are representative of underlying trends in the Company’s performance. Their exclusion provides investors and others with additional information to more readily assess the Company’s operating results. The Company uses the non-GAAP financial measures internally to focus management on the results of the Company’s core business. The presentation of this additional non-GAAP information is not considered superior to or a substitute for the financial information prepared in accordance with GAAP.

Investor Conference Call / Webcast Details

TransAct will review detailed fourth quarter 2008 results during a conference call today at 5:00 PM EDT. The conference call-in number is 888-632-5004. A replay of the call will be available from 8:00 PM EDT on Tuesday, March 10 through midnight EDT on Tuesday, March 17 by telephone at 888-203-1112; passcode 3674091. Investors can also access the conference call via a live webcast on the Company’s Web site at http://www.transact-tech.com. A replay of the call will be archived on that Web site for one week.

About TransAct Technologies Incorporated

TransAct Technologies Incorporated (NASDAQ: TACT) is a leader in developing and manufacturing market-specific printers for transaction-based industries. These industries include casino, gaming, lottery, banking, kiosk and point-of-sale. Each individual market has distinct, critical requirements for printing and the transaction is not complete until the receipt and/or ticket is produced. TransAct printers are designed from the ground up based on market specific requirements and are sold under the Ithaca® and Epic product brands. TransAct distributes its products through OEMs, value-added resellers, selected distributors, and direct to end-users. TransAct has over two million printers installed around the world. TransAct also has a strong focus on the after-market side of the business, with a high commitment to printer service, supplies and spare parts. TransAct is headquartered in Hamden, CT. For more information on TransAct, visit http://www.transact-tech.com or call 203.859.6800.

Forward-Looking Statements:

Certain statements in this press release include forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as “may”, “will”, “expect”, “intend”, “estimate”, “anticipate”, “believe” or “continue” or the negative thereof or other similar words. All forward-looking statements involve risks and uncertainties, including, but are not limited to, customer acceptance and market share gains, both domestically and internationally, in the face of substantial competition from competitors that have broader lines of products and greater financial resources; introduction of new products into the marketplace by competitors; successful product development; dependence on significant customers; dependence on significant vendors; the ability to recruit and retain quality employees as the Company grows; dependence on third parties for sales outside the United States, including Australia, New Zealand, Europe, Latin America and Asia; economic and political conditions in the United States, Australia, New Zealand, Europe, Latin America and Asia; marketplace acceptance of new products; risks associated with foreign operations; availability of third-party components at reasonable prices; price wars or other significant pricing pressures affecting the Company’s products in the United States or abroad; and risks associated with potential future acquisitions. Actual results may differ materially from those discussed in, or implied by, the forward-looking statements. The forward-looking statements speak only as of the date of this release and the Company assumes no duty to update them to reflect new, changing or unanticipated events or circumstances.

Contact:

TransAct Technologies Incorporated

Steven DeMartino, EVP and Chief Financial Officer

203-859-6810

ICR Inc.

William Schmitt

203-682-8200

TRANSACT TECHNOLOGIES INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)	Three months ended December 31, 2008			Three months ended December 31, 2007
	GAAP Basis	Adjustments	Adjusted Basis	GAAP Basis	Adjustments		Adjusted Basis
Net sales	$14,277	$—	$14,277	$11,614	$—		$11,614
Cost of sales	9,460	—	9,460	8,196	(528)	a	7,668

Gross profit	4,817	—	4,817	3,418	528		3,946

Operating expenses:
Engineering, design and product development	823	—	823	845	—		845
Selling and marketing	1,681	—	1,681	1,740	—		1,740
General and administrative	1,705	—	1,705	1,649	(39)	b	1,610
Legal fees associated with lawsuit	—	—	—	1,192	(1,192)	c	—

	4,209	—	4,209	5,426	(1,231)		4,195

Operating income (loss)	608	—	608	(2,008)	1,759		(249)

Other income (expense):
Interest, net	(5)	—	(5)	18	—		18
Other, net	272	—	272	17	—		17

	267	—	267	35	—		35

Income (loss) before income taxes	875	—	875	(1,973)	1,759		(214)
Income tax provision (benefit)	239	—	239	(654)	542	d	(112)

Net income (loss)	$636	$—	$636	$(1,319)	$1,217		$(102)

Net income (loss) per share:
Basic	$0.07		$0.07	$(0.14)			$(0.01)
Diluted	$0.07		$0.07	$(0.14)			$(0.01)

Shares used in per share calculation:
Basic	9,305		9,305	9,284			9,284
Diluted	9,424		9,424	9,284			9,284

a	Incremental inventory reserve charge of $528,000 in the three months ended December 31, 2007 specifically related to certain obsolete electronic components and discontinued printer products.
b	Severance charge of $39,000 in the three months ended December 31, 2007 associated with the termination of certain employees.
c	Legal expenses of $1,192,000 in the three months ended December 31, 2007 related to the settled lawsuit with FutureLogic, Inc.
d	The tax effect on the adjustments.

SUPPLEMENTAL INFORMATION – SALES BY SALES UNIT:

	Three months ended December 31,
	2008	2007
Banking and point-of-sale	$3,136	$2,341
Casino and gaming	5,341	5,555
Lottery	2,607	1,203
TransAct services group	3,193	2,515

Total net sales	$14,277	$11,614

TRANSACT TECHNOLOGIES INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)	Year ended December 31, 2008				Year ended December 31, 2007
	GAAP Basis	Adjustments		Adjusted Basis	GAAP Basis	Adjustments		Adjusted Basis
Net sales	$62,207	$—		$62,207	$48,766	$—		$48,766
Cost of sales	41,257	—		41,257	32,770	(528)	b	32,242

Gross profit	20,950	—		20,950	15,996	528		16,524

Operating expenses:
Engineering, design and product development	2,942	—		2,942	3,129	—		3,129
Selling and marketing	6,078	—		6,078	6,708	—		6,708
General and administrative	7,040	—		7,040	6,995	(187)	c	6,808
Legal fees associated with lawsuit	3,029	(3,029)	a	—	2,907	(2,907)	a	—
Business consolidation and restructuring	—	—		—	12	(12)	d	—

	19,089	(3,029)		16,060	19,751	(3,106)		16,645

Operating income (loss)	1,861	3,029		4,890	(3,755)	3,634		(121)

Other income (expense):
Interest, net	(11)	—		(11)	76	—		76
Other, net	368	—		368	21	—		21

	357	—		357	97	—		97

Income (loss) before income taxes	2,218	3,029		5,247	(3,658)	3,634		(24)
Income tax provision (benefit)	774	1,075	e	1,849	(1,384)	1,268	e	(116)

Net income (loss)	$1,444	$1,954		$3,398	$(2,274)	$2,366		$92

Net income (loss) per share:
Basic	$0.16			$0.37	$(0.24)			$0.01
Diluted	$0.15			$0.36	$(0.24)			$0.01

Shares used in per share calculation:
Basic	9,308			9,308	9,364			9,364
Diluted	9,489			9,489	9,364			9,552

a	Legal expenses of $3,029,000 and $2,907,000 in 2008 and 2007, respectively, related to the settled lawsuit with FutureLogic, Inc.
b	Incremental inventory reserve charge of $528,000 in 2007 specifically related to certain obsolete electronic components and discontinued printer products.
c	Severance charge of $187,000 in 2007 associated with the termination of certain employees.
d	Charge of $12,000 in 2007 related to the closing of the Company’s Wallingford, CT facility.
e	The tax effect on the adjustments.

SUPPLEMENTAL INFORMATION – SALES BY SALES UNIT:

	Year ended December 31,
	2008	2007
Banking and point-of-sale	$11,866	$11,046
Casino and gaming	22,299	19,438
Lottery	15,731	5,900
TransAct services group	12,311	12,382

Total net sales	$62,207	$48,766

TRANSACT TECHNOLOGIES INCORPORATED

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)	December 31, 2008	December 31, 2007
Assets:
Current assets:
Cash and cash equivalents	$2,000	$2,561
Receivables, net	8,734	6,128
Inventories	9,919	8,665
Refundable income taxes	35	51
Deferred tax assets	2,054	1,528
Other current assets	352	362

Total current assets	23,094	19,295

Fixed assets, net	5,563	6,338
Goodwill, net	1,469	1,469
Deferred tax assets	1,759	2,830
Intangibles and other assets	349	482

	9,140	11,119

Total assets	$32,234	$30,414

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$4,863	$4,688
Accrued liabilities	2,847	2,747
Deferred revenue	333	522

Total current liabilities	8,043	7,957

Deferred revenue, net of current portion	259	211
Accrued warranty, net of current portion	133	91
Deferred rent	473	507
Other liabilities	44	40

	909	849

Total liabilities	8,952	8,806

Shareholders’ equity:
Common stock	105	104
Additional paid-in capital	20,890	19,872
Retained earnings	10,893	9,449
Accumulated other comprehensive income	(68)	178
Treasury stock	(8,538)	(7,995)

Total shareholders’ equity	23,282	21,608

	$32,234	$30,414